Exhibit 99.1

Contact: Tracy McLauchlin, CFO IES Holdings, Inc. 713-860-1500

FOR IMMEDIATE RELESE

IES Holdings Reports Fiscal 2019 Second Quarter Results

– Revenue of $257 million, an increase of 25% year-over-year

– Net Income Per Share of $0.26 and Adjusted Net Income Per Share of $0.38

– Board Authorizes Repurchase of Additional One Million Shares

HOUSTON — May 6, 2019 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter ended March 31, 2019.

Second Quarter 2019 and Year-to-Date Highlights

•

Revenue of $257 million for the second quarter of fiscal 2019, an increase of 25% compared with $206 million for the second quarter of fiscal 2018; Revenue of $501 million for the year-to-date 2019, an increase of 24% compared with $404 million for the year-to-date 2018

•

Operating income of $8.2 million for the second quarter of fiscal 2019, an increase of 98% compared with $4.1 million for the second quarter of fiscal 2018; Operating income of $17.7 million for the year-to-date 2019, an increase of 148% compared with $7.1 million for the year-to-date 2018

•

Net income attributable to IES increased 147% to $5.5 million, or $0.26 per diluted share, for the second quarter of fiscal 2019, compared with $2.2 million, or $0.11 per diluted share, for the second quarter of fiscal 2018; Net income attributable to IES increased to $12.4 million, or $0.58 per diluted share, for the year-to-date 2019, compared with net loss attributable to IES of $27.3 million, or $1.29 per diluted share, for the year-to-date 2018, which included a fiscal 2018 charge of $31.5 million related to the enactment of the Tax Cuts and Jobs Act

•

Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) increased 141% to $8.2 million, or $0.38 per diluted share, for the second quarter of fiscal 2019, compared with $3.4 million, or $0.16 per diluted share, for the second quarter of fiscal 2018; Adjusted net income attributable to IES increased 185% to $16.6 million, or $0.77 per diluted share, for the year-to-date 2019, compared with $5.8 million, or $0.27 per diluted share, for the year-to-date 2018

•

Remaining Performance Obligations, a GAAP measure of future revenue to be recognized from current contracts with customers, of approximately $424 million as of March 31, 2019, as compared with approximately $407 million as of December 31, 2018 and approximately $286 million as of March 31, 2018, an increase of 4% and 48%, respectively

•

Backlog (a non-GAAP financial measure, as defined below) of approximately $573 million as of March 31, 2019, as compared with approximately $538 million as of December 31, 2018 and approximately $343 million as of March 31, 2018, an increase of 7% and 67%, respectively

•	The Board of Directors authorized the repurchase of an additional one million shares under its stock buyback plan

Management Commentary

Gary Matthews, Chief Executive Officer, stated, “In assuming my new role this quarter, I have been pleased to see the strong efforts of the IES team and to report on the second quarter results the team has delivered. Our outstanding year-over-year improvement was driven by strong operating execution and increasing demand by our data center customers, ongoing strength of single-family housing and improving fundamentals from our Infrastructure Solutions customers. In addition, we benefited from improved performance in our Commercial & Industrial core operations. With our strong balance sheet and superior field execution, we believe that we are well-positioned for the balance of 2019 and beyond as demonstrated by our increasing backlog, improved profitability and continued expansion in our end-markets.”

Tracy McLauchlin, Chief Financial Officer, added, “During the quarter, we capitalized on our strong liquidity position to repay $10 million of our revolving credit facility and to repurchase $3 million of stock. Looking ahead, we remain committed to our disciplined capital allocation philosophy and believe our strong financial foundation will support our growth strategy.”

Net Operating Loss Carryforwards

The Company estimates that it has available Net Operating Loss Carryforwards (NOLs) for U.S. federal income tax purposes of approximately $355 million at September 30, 2018, including approximately $133 million resulting from the additional amortization of personal goodwill. The Company’s common stock is subject to a Rights Plan dated November 8, 2016, which is intended to assist in limiting the number of 5% or more owners of the Company’s common stock and thereby reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986, as amended. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guarantee that the Rights Plan will achieve the objective of preserving the value or realization of the NOLs.

Stock Buyback Plan

The Company’s Board of Directors has authorized and previously announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time. During the quarter ended March 31, 2019, the Company repurchased 189,821 shares at an average price of $16.70 per share. The Company had 488,850 shares remaining under its stock repurchase authorization at March 31, 2019. On May 2, 2019, the Company’s Board of Directors authorized, subject to lender consent under the Company’s revolving credit facility, the repurchase of up to an additional 1.0 million shares of our common stock under the stock repurchase program.

Non-GAAP Financial Measures and Other Adjustments

This press release includes adjusted net income attributable to IES and adjusted earnings per share attributable to IES, and, in the non-GAAP reconciliation tables included herein, adjusted EBITDA, adjusted net income before taxes, and backlog, each of which are financial measures not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by distinguishing certain nonrecurring events such as litigation settlements or significant expenses associated with leadership changes, or noncash events, such as our valuation allowances release and write-down of our net deferred tax assets, and that these measures, when reconciled to net income attributable to IES, which is the most directly comparable GAAP measure, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Remaining performance obligations represent the unrecognized revenue value of our contract commitments. While backlog is not a defined term under GAAP, it is a common measurement used in IES’s industry and IES believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. IES’s remaining performance obligations are a component of IES’s backlog calculation, which also includes signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins. IES’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

A reconciliation of these non-GAAP financial measures to GAAP results has been provided in the financial tables included in this press release.

For further details on the Company’s financial results, please refer to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2019, to be filed with the Securities and Exchange Commission (“SEC”) by May 6, 2019, and any amendments thereto.

About IES Holdings, Inc.

IES is a holding company that owns and manages operating subsidiaries that provide electrical contracting and other infrastructure services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our approximately 5,000 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a further change in the federal tax rate; the potential recognition of valuation allowances or further write-downs on net deferred tax assets; the inability to carry out plans and strategies as expected, including underperformance of our acquisitions or our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2018 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under “Investor Relations.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Revenues	$256.9	$205.7	$500.8	$404.0
Cost of services	213.7	171.8	415.9	337.1

Gross profit	43.2	33.8	84.8	66.9
Selling, general and administrative expenses	35.1	29.6	67.1	59.7
Contingent consideration	(0.1)	0.1	(0.1)	0.1
Loss on sale of assets	0.1	—	0.1	—

Operating income	8.2	4.1	17.7	7.1

Interest expense, net	0.5	0.5	1.1	0.9
Other (income) expense, net	(0.1)	—	(0.1)	(0.1)

Income from operations before income taxes	7.8	3.7	16.7	6.4
Provision for income taxes	2.3	1.4	4.2	33.6

Net income (loss)	5.5	2.3	12.4	(27.2)

Net (income) loss attributable to noncontrolling interest	—	(0.1)	(0.1)	(0.1)

Net income (loss) attributable to IES Holdings, Inc.	$5.5	$2.2	$12.4	$(27.3)

Earnings per share attributable to IES Holdings, Inc.:
Basic	$0.26	$0.11	$0.58	$(1.29)
Diluted	$0.26	$0.11	$0.58	$(1.29)

Shares used in the computation of earnings per share:
Basic (in thousands)	21,139	21,182	21,188	21,190
Diluted (in thousands)	21,380	21,441	21,425	21,190

IES HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE

TO IES HOLDINGS, INC. AND ADJUSTED EARNINGS PER SHARE

ATTRIBUTABLE TO IES HOLDINGS, INC.

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Net income (loss) attributable to IES Holdings, Inc.	$5.5	$2.2	$12.4	$(27.3)
Provision for income taxes	2.3	1.4	4.2	33.6

Adjusted net income before taxes	7.8	3.6	16.6	6.2
Current tax expense (1)	(0.4)	(0.3)	(0.8)	(0.4)
Severance expense	0.8	—	0.8	—

Adjusted net income attributable to IES Holdings, Inc.	$8.2	$3.4	$16.6	$5.8

Adjusted earnings per share attributable to IES Holdings, Inc.:
Basic	$0.39	$0.16	$0.78	$0.27
Diluted	$0.38	$0.16	$0.77	$0.27
Shares used in the computation of earnings per share:
Basic (in thousands)	21,139	21,182	21,188	21,190
Diluted (in thousands)	21,380	21,441	21,425	21,190

(1)

Represents the tax expense for the current period which will be paid in cash, inclusive of tax impact of adding back the severance charge below, and not offset by the utilization of deferred tax assets

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	March 31,	September 30,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16.2	$26.2
Accounts receivable:
Trade, net of allowance	160.9	151.6
Retainage	22.9	24.3
Inventories	23.7	21.0
Costs and estimated earnings in excess of billings	28.3	31.4
Prepaid expenses and other current assets	10.9	8.1

Total current assets	262.9	262.7

Property and equipment, net	26.5	25.4
Goodwill	50.6	50.7
Intangible assets, net	28.5	30.6
Deferred tax assets	43.1	46.6
Other non-current assets	5.7	6.1

Total assets	$417.3	$422.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$129.7	$130.6
Billings in excess of costs and estimated earnings	32.9	33.8

Total current liabilities	162.6	164.4

Long-term debt	19.7	29.6
Other non-current liabilities	3.7	4.4

Total liabilities	186.0	198.4

Noncontrolling interest	3.2	3.2
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(8.4)	(8.9)
Additional paid-in capital	191.6	196.8
Retained earnings	44.8	32.3

Total stockholders’ equity	228.1	220.4

Total liabilities and stockholders’ equity	$417.3	$422.0

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Six Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$12.4	$(27.2)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Bad debt expense	0.2	0.1
Deferred financing cost amortization	0.2	0.1
Depreciation and amortization	4.8	4.3
Loss (gain) on sale of assets	0.1	—
Non-cash compensation expense	0.7	(0.1)
Deferred income taxes	4.2	33.6
Changes in operating assets and liabilities:
Accounts receivable	(9.6)	14.9
Inventories	(2.9)	(0.7)
Costs and estimated earnings in excess of billings	3.2	(1.9)
Prepaid expenses and other current assets	(0.8)	0.1
Other non-current assets	(1.4)	(0.1)
Accounts payable and accrued expenses	(0.1)	(10.1)
Billings in excess of costs and estimated earnings	(0.9)	(2.1)
Other non-current liabilities	(0.7)	0.2

Net cash provided by operating activities	9.4	11.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3.9)	(2.3)
Proceeds from sale of assets	—	0.1
Cash paid in conjunction with business combinations	—	(0.2)

Net cash used in investing activities	(3.9)	(2.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	0.1	0.1
Repayments of debt	(10.1)	(0.1)
Distribution to noncontrolling interest	(0.1)	(0.1)
Purchase of treasury stock	(5.4)	(1.2)

Net cash used in financing activities	(15.6)	(1.3)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(10.1)	7.4
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of period	26.2	28.3

CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$16.2	$35.7

IES HOLDINGS, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Revenues
Commercial & Industrial	$80.0	$65.6	$152.6	$118.6
Communications	70.4	50.2	139.8	104.7
Infrastructure Solutions	34.5	23.9	63.9	45.6
Residential	72.1	66.0	144.5	135.1

Total revenue	$256.9	$205.7	$500.8	$404.0

Operating income (loss)
Commercial & Industrial	$1.4	$(0.3)	$3.4	$(1.3)
Communications	4.3	3.2	9.3	6.2
Infrastructure Solutions	2.8	0.3	4.2	0.4
Residential	3.9	3.3	7.8	7.3
Corporate(1)	(4.2)	(2.3)	(7.0)	(5.6)

Total operating income (loss)	$8.2	$4.1	$17.7	$7.1

(1)	Includes severance expense of $0.8M incurred in the three months ended March 31, 2019

IES HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Net income (loss) attributable to IES Holdings, Inc.	$5.5	$2.2	$12.4	$(27.3)
Provision for income taxes	2.3	1.4	4.2	33.6
Interest & other expense, net	0.4	0.4	1.0	0.8
Depreciation and amortization	2.5	2.1	4.8	4.3

EBITDA	$10.7	$6.1	$22.5	$11.3
Non-cash equity compensation expense	0.6	(0.5)	0.7	(0.1)
Severance expense	0.8	—	0.8	—

Adjusted EBITDA	$12.1	$5.7	$23.9	$11.2

IES HOLDINGS, INC. AND SUBSIDIARIES

SUPPLEMENTAL REMAINING PERFORMANCE OBLIGATION AND BACKLOG DATA

(DOLLARS IN MILLIONS)

(UNAUDITED)

	March 31, 2019	December 31, 2018	March 31, 2018
Remaining performance obligations	$424	$407	$286
Agreements without an enforceable obligation (1)	149	131	57

Backlog	$573	$538	$343

(1)

Our backlog contains signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins